                                                                 EXHIBIT 8(A)(7)
                               LETTER AGREEMENT
                                      AND
                              AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

     FRIC is redesignating its Class C shares as Class E shares. The existing shares of the Institutional Funds are being redesignated Class I shares.

     Additionally, in connection with these changes, pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company (the "Investment Company") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is creating new classes of shares for certain of its Funds, as follows:

     New Class C shares of each of the Diversified Equity Fund, Special Growth Fund, Equity Income Fund, Quantitative Equity Fund, Diversified Bond Fund, Volatility Constrained Bond Fund, Multistrategy Bond Fund, International Securities Fund, Real Estate Securities Fund and Emerging Markets Fund (each, a "Russell Fund") and the Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund and Equity Balanced Strategy Fund;

     Premier Advisor Class shares of each of the Equity I Fund, Equity II Fund, Equity III Fund, Equity Q Fund, International Fund, Fixed Income I Fund, Fixed Income II Fund and Fixed Income III Fund (each, an "Institutional Fund");

     Class Y shares of each Institutional Fund;

     Premier Institutional Class shares of each Institutional Fund;

   FRIC desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to such Class of each applicable Fund pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. FRIC also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add each such Class of the Funds and to reflect the applicable changes in designations. The fees to be charged by the Transfer and Dividend Disbursing Agent to each Fund in return for its services are the same as those set forth in the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to such Class of shares of the Funds and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By: /s/ Lynn L. Anderson
    ---------------------------
    Lynn L. Anderson
    President

Accepted this 3rd day of June, 1998.


FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By: /s/ Eric A. Russell
    ---------------------------
   Eric A. Russell
   President

                                    AMENDED
                                  SCHEDULE A

                       FRANK RUSSELL INVESTMENT COMPANY
                       --------------------------------

        FUND                            CLASS(ES)
        ----                            ---------
        Equity I                        Premier Advisor; I; Premier Institutional, Y
        Equity II                       Premier Advisor; I; Premier Institutional, Y
        Equity III                      Premier Advisor; I; Premier Institutional, Y
        Equity Q                        Premier Advisor; I; Premier Institutional, Y
        Equity T Fund                   Premier Advisor; I; Premier Institutional, Y
        Fixed Income I                  Premier Advisor; I; Premier Institutional, Y
        Fixed Income II                 Premier Advisor; I; Premier Institutional, Y
        Fixed Income III                Premier Advisor; I; Premier Institutional, Y
        International                   Premier Advisor; I; Premier Institutional, Y
        Emerging Markets                C; E; S
        Diversified Equity              C; E; S
        Special Growth                  C; E; S
        Equity Income                   C; E; S
        Quantitative Equity             C; E; S
        International Securities        C; E; S
        Real Estate Securities          C; E; S
        Diversified Bond                C; E; S
        Volatility Constrained Bond     C; E; S
        Multistrategy Bond              C; E; S
        Money Market                    S
        Limited Volatility Tax Free     S
        U.S. Government Money Market    S
        Tax Free Money Market           S
        Aggressive Strategy             C; S; D; E
        Balanced Strategy               C; S; D; E
        Moderate Strategy               C; S; D; E
        Conservative Strategy           C; S; D; E
        Equity Balanced Strategy        C; S; D; E